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                                                                     EXHIBIT 4.6

                      FORM OF CAPITAL SECURITY CERTIFICATE

                           [FORM OF FACE OF SECURITY]

                  [IF THIS CERTIFICATE IS A GLOBAL CAPITAL SECURITY, INSERT:
THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY") OR A NOMINEE OF THE CLEARING AGENCY. THIS CAPITAL SECURITY IS EXCHANGEABLE FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES. UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER PERSON AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                  [IF THIS SECURITY IS A PRIVATE EXCHANGE SECURITY, INSERT: THIS CAPITAL SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS CAPITAL SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS CAPITAL SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE
COMPANY OR ANY "AFFILIATE" OF THE COMPANY WAS THE OWNER OF THIS CAPITAL SECURITY (OR ANY PREDECESSOR OF THIS CAPITAL SECURITY) ONLY (A) TO THE COMPANY, (B)
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PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE
SECURITIES ACT, (C) SO LONG AS THIS CAPITAL SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE
144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS CAPITAL SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES
AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY
DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE TRUST AND THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) PURSUANT TO CLAUSE (D), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS CAPITAL SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEREE TO THE TRUST. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CAPITAL SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.]

Certificate Number:                                Number of Capital Securities:
                                                             CUSIP NO.

                    Certificate Evidencing Capital Securities

                                       of

                             ADVANTA CAPITAL TRUST I

                        8.99% Series B Capital Securities
               (liquidation amount of $1,000 per Capital Security)

                  ADVANTA CAPITAL TRUST I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that _______ (the "Holder") is the registered owner of _______ ( ) securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 8.99% Series B Capital Securities (liquidation amount of $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and
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provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of December 17, 1996 as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Capital Securities as set forth in Annex I to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

                  Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Capital Securities Guarantee to the extent provided therein.

                  By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Debentures.

                  IN WITNESS WHEREOF, the Trust has executed this certificate
    this   day   of , 1997.

                                                  ADVANTA CAPITAL TRUST I

                                                  By:
                                                     ---------------------------
                                                         Name:
                                                         Administrative Trustee


                  PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Capital Securities referred to in the within-mentioned Declaration.

Dated:

                                                  THE CHASE MANHATTAN BANK

                                                  as Property Trustee

                                                  By:
                                                     ---------------------------
                                                         Name:
                                                         Title
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                              [REVERSE OF SECURITY]

               Distributions payable on each Capital Security will be fixed at a rate per annum of 8.99% (the "Coupon Rate") of the liquidation amount of $1,000 per Capital Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). Pursuant to the Registration Rights Agreement, in certain limited circumstances the Debenture Issuer will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to the Debentures. The term "Distributions", as used herein, includes such cash distributions and any such interest and such Liquidated Damages payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

               Distributions on the Capital Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if any Distributions have been paid, from December 17, 1996 and will be payable semi-annually in arrears, on June 17 and December 17 of each year, commencing on June 17, 1997, except as otherwise described below. Distributions shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive calendar semi-annual periods, including the first such semi-annual period during such extension period (each an "Extension Period"), provided that no Extension Period shall extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, semi-annual Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, or extend beyond the Maturity Date of the Debentures. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.
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               Subject to certain conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time liquidate the Trust and cause the Debentures to be distributed to the holders of the Securities in liquidation of the Trust or, simultaneous with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

               The Capital Securities shall be redeemable as provided in the Declaration.
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           [IF THIS SECURITY IS A PRIVATE EXCHANGE SECURITY, ATTACH:


                                ---------------

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security Certificate to:


-------------------------------------

-------------------------------------

-------------------------------------
(Insert assignee's social security or tax identification number)


-------------------------------------

-------------------------------------

-------------------------------------
(Insert address and zip code of assignee)


and irrevocably appoints

-------------------------------------

-------------------------------------

-------------------------------------agent to transfer this Capital Security
Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date:
     -------------------

Signature:
          ------------------------
(Sign exactly as your name appears on the other side of this Capital Security Certificate)


Signature Guarantee:
                    -------------------------



------------------

               * Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

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In connection with any transfer of any of the Capital Securities evidenced by this certificate, the undersigned confirms that such Capital Securities are being:

CHECK ONE BOX BELOW

    (1)     / /    exchanged for the undersigned's own account without transfer;
                   or

    (2)     / /    transferred pursuant to and in compliance with Rule 144A
                   under the Securities Act of 1933; or

    (3)     / /    to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act of 1933 that is acquiring the Capital
                   Securities for its own account, or for the account of such an institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act of 1933; or

    (4)     / /    transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933; or

    (5)     / /    transferred pursuant to an effective registration statement.

Unless one of the boxes is checked, the Exchange Agent will refuse to register any of the Capital Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box
(3) or (4) is checked, the Exchange Agent may require, prior to registering any such transfer of the Capital Securities such legal opinions, certifications and other information as the Trust has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; provided further, that (i) if box (2) is checked, the transferee must also certify that it is a qualified institutional buyer as defined in Rule 144A or (ii) if box (3) is checked, the transferee must also provide to the Exchange Agent a Transferee Letter of Representation in the form attached to the Offering Memorandum of the Trust dated December 11, 1996; provided, further, that after the date that a Registration Statement has been filed and so long as such Registration Statement continues to be effective, the Exchange Agent may only permit transfers for which box (5) has been checked.



                                             ---------------------------------
                                             Signature]